THIRD AMENDMENT TO PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 1st day of June, 2009, by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“FGWL&A”), DREYFUS VARIABLE INVESTMENT FUND (the “Fund”), and THE DREYFUS CORPORATION (the “Adviser”), collectively the “Parties.”  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties executed a Fund Participation Agreement dated May 1, 1999, as amended from time to time (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional Designated Portfolios;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.
The parties agree that Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc, and Dreyfus Stock Index Fund are hereby added as parties to the agreement and shall be referred as the “Fund” or, collectively with Dreyfus Variable Investment Fund as the “Funds.”

2.	Schedule B of the Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.

3.	Paragraph B of Schedule C is hereby deleted and replaced with the following:

For the foregoing services, FGWL&A shall receive a monthly fee equal to 0.25% per annum of the average daily value of the shares of the Designated Portfolios listed on Schedule B attributable to Contractowners, payable by the Adviser directly to GWL&A, such payments being due and payable within 30 (thirty) days after the last day of the month to which such payment relates.

4.	Paragraph C of Schedule C is hereby deleted and replaced with the following:

FGWL&A agrees that it will provide the Adviser with a list of all Account numbers as applicable to the contracts set forth in Schedule A contemporaneously with the execution of this amendment to the Agreement and the parties hereto agree that the monthly fee set forth is Schedule C paragraph B shall only apply to the Account numbers provided by FGWL&A and do not apply to any other account numbers or relationship by and between the parties.  FGWL&A agrees to notify the Adviser, with Written Notice, to the extent any Account number is changed or modified or to the extent any Account number is added.   Such Written Notice will be provided as soon as reasonably practicable but in no event shall it be provided later than 10 days after the change, modification or addition.  The parties hereto agree that no fee under the terms of the Agreement will be paid for any Account number that is not provided to the Adviser pursuant to this provision via Written Notice.

5.	A new paragraph (D) is hereby added to Schedule C of the Agreement, as set forth below:

D. FGWL&A agrees to provide the Adviser and the Funds with Written Notice of and the dollar amount of any and all disputes pertaining to any fee payment made under the terms of this Agreement.  The parties agree that neither the Adviser nor any Fund is under any obligation to pay any Fee not disputed by FGWL&A within one (1) year of receipt of the payment by FGWL&A or the last day of the billing period to which such payment would apply.

6.
For purposes of this Amendment “Written Notice” is defined as notice provided by regular, registered or certified mail on FGWL&A letterhead and signed by an individual authorized by FGWL&A to provide such Written Notice, with FGWL&A having retained sufficient proof of having given such Written Notice.

[REST OF PAGE LEFT INTENTIONALLY BLANK]

6.	Except as otherwise specifically provided herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment.

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY By its authorized officer, By:______________________________ Name: Title:

THE DREYFUS CORPORATION By its authorized officer By:______________________________ Name: Title:	DREYFUS VARIABLE INVESTMENT FUND By its authorized officer, By:______________________________ Name: Title:

DREYFUS INVESTMENT PORTFOLIOS By its authorized officer, By:______________________________ Name: Title:	DREYFUS STOCK INDEX FUND By its authorized officer, By:______________________________ Name: Title:

DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. By its authorized officer, By:______________________________ Name: Title:

SCHEDULE B

Dreyfus Investment Portfolios
Core Value Portfolio (Initial and Service Class Shares)
Technology Growth Portfolio (Initial and Service Class Shares)
Small Cap Stock Index Portfolio (Service Class Shares)
MidCap Stock Portfolio (Initial and Service Class Shares)

Dreyfus Variable Investment Fund
Appreciation Portfolio
Developing Leaders Portfolio (Initial and Service Class Shares)
Growth and Income Portfolio (Initial and Service Class Shares)
International Equity Portfolio (Initial and Service Class Shares)
International Value Portfolio (Initial and Service Class Shares)
Quality Bond Portfolio (Initial and Service Class Shares)
Money Market Portfolio

The Dreyfus Socially Responsible Growth Fund, Inc. (Initial and Service Class Shares)

Dreyfus Stock Index Fund, Inc. (Initial and Service Class Shares)